Exhibit 23(a)(viii) under N-1A
                                                   Exhibit 3(i) under 601/Reg SK


                          THE BILTMORE MUNICIPAL FUNDS

                                 Amendment No. 8

                                     to the

                              DECLARATION OF TRUST

                              dated August 15, 1990

      Effective June 6, 1996:

        Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Biltmore Georgia Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares

Biltmore North Carolina Municipal Bond Fund
      Class A Shares
      Class B Shares
      Class Y Shares

Biltmore South Carolina Municipal Bond Fund"
      Class A Shares
      Class B Shares
      Class Y Shares

      The undersigned Assistant Secretary of The Biltmore Municipal Funds hereby certifies that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 6th day of June, 1996.

      WITNESS the due execution hereof this 6th day of June, 1996.

                                        /S/ GAIL CAGNEY

                                        Gail Cagney
                                        Assistant Secretary